Exhibit 99.1

OSL Holdings Inc Will Seek To Divest Corporate Diversity Solutions, Inc. Interest.

New York, April 5, 2012 /PRNewswire via COMTEX/ -- OSL Holdings Inc. announced today that it will seek to divest itself from the 48% interest in Corporate Diversity Solutions, Inc. that its subsidiary, Office Supply Line, Inc. acquired in December 2011. CEO, Eli Feder stated, “CDS was unable to produce two years of audited financial statements which are required. We have begun negotiations to divest our interest. We will now devote all of our resources to our data related divisions.”

About OSL Holdings Inc.

OSL is OSL Holdings Inc. is a holding company that will develop or acquire business units with the purpose of collecting and transmitting real-time consumer and business sales data that facilitates the ability to sell data, manage electronic marketplaces, operate real-time loyalty rewards and transact with buyers in multiple channels. OSL plans to sell data to manufactures for designated markets, such as urban retail, convenient and/or liquor stores. OSL intends to facilitate developing electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets. It will operate a real-time loyalty rewards platform that can facilitate the earning and redemption of our currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. The Company plans on leveraging these business units to connect buyers, sellers as well as channels that will clearly differentiate itself from the competitive landscape so that each venture can scale revenues and their respective offerings to their specific market(s) or across markets.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

CONTACT: OSL Holdings, Inc. www.OSLHoldings.com 212-419-4900